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                                                                    EXHIBIT 7(b)

STEPHEN E. ROTH
DIRECT LINE: (202) 383-0158
Internet: sroth@sablaw.com


                                   May 1, 2001


Board of Directors
National Life Insurance Company
One National Life Drive
Montpelier, Vermont  05604

                Re:     National Variable Life Insurance Account

Ladies and Gentlemen:

        We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 8 to the Registration Statement on Form S-6 by National Variable Life Insurance Account for certain variable life insurance policies (File No. 33-91938). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Very truly yours,

                                            SUTHERLAND ASBILL & BRENNAN LLP


                                            By:      /s/Stephen E. Roth
                                                     ------------------
                                                        Stephen E. Roth